Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Third Quarter of Fiscal Year 2021

•	Year-over-year operating profit up 3%, non-GAAP operating profit up 2%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, April 29, 2021 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading digital health company, today announced results for its quarter ended March 31, 2021.

Third Quarter 2021 Highlights

All comparisons are to the prior year period

•	Revenue was comparable at $768.8 million; down 3% on a constant currency basis

•	GAAP gross margin of 58.2%; non-GAAP gross margin contracted 40 bps to 59.6%

•	Net operating profit increased 3%; non-GAAP operating profit up 2%

•	GAAP diluted earnings (loss) per share of $(0.54); non-GAAP diluted earnings per share of $1.30

“Our March 2021 quarter results reflect the ongoing recovery of core patient flow across our business, while we anniversary the $35 million of incremental COVID-19 revenue in the same quarter last year. Excluding the COVID-19 revenue from the March 2020 quarter, we achieved positive revenue growth on both a headline and constant currency basis,” said Mick Farrell, ResMed CEO. “Our global team is supporting patients and all of our customers as the most recent waves of COVID-19 cases impact parts of Europe, Asia, and South America. I am extremely proud of our ResMed team as they innovate with new digital pathways for patients to be diagnosed and treated for their sleep apnea, COPD, asthma, and out-of-hospital needs.

“During the quarter we also made substantial progress toward resolving our long-running dispute with the Australian Tax Office. Although we do not have a final agreement, we have taken a reserve of $255 million, reflecting our estimate of the net impact of a potential settlement. Our next steps are to agree on the final terms of a resolution giving us clarity for the future.

“Going forward, we see accelerated awareness of the importance of respiratory health, growing adoption of digital health, and an increased focus on the importance of healthcare delivered at home. We are confident in accelerated growth in patient flow, and ongoing progress toward our goal of improving 250 million lives in out-of-hospital healthcare in 2025.”

RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	March 31, 2021	March 31, 2020	% Change	Constant Currency (A)
Revenue	$768.8	$769.5	(0)%	(3)%
Gross margin (B)	58.2%	58.4%	(0)
Non-GAAP gross margin (B)	59.6%	60.0%	(1)
Selling, general, and administrative expenses	160.4	172.4	(7)	(11)
Research and development expenses	55.9	51.4	9	3
Income from operations	223.4	217.5	3
Non-GAAP income from operations (B)	241.8	237.9	2
Net income (loss)	(78.5)	163.1	(148)
Non-GAAP net income (B)	190.4	187.9	1
Diluted earnings (loss) per share	$(0.54)	$1.12	(148)
Non-GAAP diluted earnings per share (B)	$1.30	$1.29	1

	Nine Months Ended
	March 31, 2021	March 31, 2020	% Change	Constant Currency (A)
Revenue	$2,320.7	$2,186.7	6%	4%
Gross margin (B)	58.1%	58.0%	0
Non-GAAP gross margin (B)	59.8%	59.8%	—
Selling, general, and administrative expenses	488.9	511.3	(4)	(7)
Research and development expenses	165.4	149.4	11	7
Income from operations	662.0	586.4	13
Non-GAAP income from operations (B)	733.4	647.4	13
Net income	279.4	443.8	(37)
Non-GAAP net income (B)	582.2	499.5	17
Diluted earnings per share	$1.91	$3.05	(37)
Non-GAAP diluted earnings per share (B)	$3.98	$3.43	16

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Third Quarter Results

All comparisons are to the prior year period unless otherwise noted

•

During the March quarter, we derived no incremental revenue from COVID-19 related demand whereas our prior year quarter included incremental revenue in the order of $35 million. Excluding the impact of the incremental COVID-19 related revenue from the prior year quarter, revenue increased by 1 percent on a constant currency basis.

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 2 percent, driven by strong sales across our mask product portfolio, partially offset by lower device sales, including decreased demand for our ventilators due to COVID-19.

RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 3 of 10

•

Revenue in Europe, Asia, and other markets declined by 13 percent on a constant currency basis, primarily driven by lower device sales, including decreased demand for our ventilators due to COVID-19, and flat sales in our mask product portfolio.

•	Software as a Service revenue increased by 5 percent, due to continued growth in resupply service offerings and stabilizing patient flow in out-of-hospital care settings.

•

Gross margin decreased by 20 basis points and non-GAAP gross margin decreased by 40 basis points, mainly due to additional manufacturing costs associated with the transition to our new Singapore site during the quarter, higher freight costs and geographic mix changes.

•

Selling, general, and administrative expenses decreased by 11 percent on a constant currency basis. SG&A expenses improved to 20.9 percent of revenue in the quarter, compared with 22.4 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to savings in travel and other cost management as a result of the COVID-19 pandemic.

•	Income from operations increased by 3 percent and non-GAAP income from operations increased by 2 percent.

•	Our income tax expense was impacted by the recognition of a $254.8 million reserve in relation to our ongoing dispute with the Australian Tax Office covering tax years 2009-2018.

•

Net loss for the quarter was $78.5 million and diluted loss per share was $0.54, predominantly due to the additional income tax reserve of $254.8 million. Non-GAAP net income grew by 1 percent to $190.4 million and non-GAAP diluted earnings per share grew by 1 percent to $1.30.

•

Cash flow from operations for the quarter was $196.3 million, compared to net loss in the current quarter of $78.5 million and non-GAAP net income of $190.4 million. During the quarter we paid $56.8 million in dividends.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.39 per share. The dividend will have a record date of May 13, 2021, payable on June 17, 2021. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 12, 2021 for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from May 12, 2021 through May 13, 2021, inclusive.

RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 4 of 10

Webcast details

ResMed will discuss its third quarter fiscal year 2021 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q3 2021 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.) and entering the passcode 7757454. The telephone replay will be available until May 13, 2021.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Net revenue	$768,767	$769,455	$2,320,722	$2,186,669

Cost of sales	310,585	307,657	933,021	880,633
Amortization of acquired intangibles (1)	10,924	12,136	34,066	37,623
Restructuring - cost of sales (1)	—	—	5,232	—

Total cost of sales	$321,509	$319,793	$972,319	$918,256

Gross profit	$447,258	$449,662	$1,348,403	$1,268,413

Selling, general, and administrative	160,446	172,441	488,904	511,304
Research and development	55,941	51,449	165,409	149,425
Amortization of acquired intangibles (1)	7,445	8,272	23,377	21,872
Restructuring - operating expenses (1)	—	—	8,673	—
Litigation settlement expenses (1)	—	—	—	(600)

Total operating expenses	$223,832	$232,162	$686,363	$682,001
Income from operations	223,426	217,500	662,040	586,412

Other income (expenses), net:
Interest income (expense), net	$(5,823)	$(9,852)	$(18,341)	$(30,414)
Loss attributable to equity method investments	(4,969)	(5,295)	(9,895)	(19,082)
Other, net	5,371	(10,698)	10,647	(15,922)

Total other income (expenses), net	(5,421)	(25,845)	(17,589)	(65,418)

Income before income taxes	$218,005	$191,655	$644,451	$520,994
Income taxes	296,486	28,518	365,046	77,155

Net income (loss)	$(78,481)	$163,137	$279,405	$443,839

Basic earnings (loss) per share	$(0.54)	$1.13	$1.92	$3.08
Diluted earnings (loss) per share	$(0.54)	$1.12	$1.91	$3.05
Non-GAAP diluted earnings (loss) per share (1)	$1.30	$1.29	$3.98	$3.43

Basic shares outstanding	145,513	144,638	145,217	144,112
Diluted shares outstanding	145,513	145,680	146,394	145,490

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	March 31, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$230,635	$463,156
Accounts receivable, net	525,014	474,643
Inventories	484,061	416,915
Prepayments and other current assets	226,440	168,745

Total current assets	$1,466,150	$1,523,459
Non-current assets:
Property, plant and equipment, net	$455,106	$417,335
Operating lease right-of-use assets	128,755	118,348
Goodwill and other intangibles, net	2,335,550	2,338,492
Deferred income taxes and other non-current assets	200,163	189,742

Total non-current assets	$3,119,574	$3,063,917

Total assets	$4,585,724	$4,587,376

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$117,222	$135,786
Accrued expenses	304,693	270,353
Operating lease liabilities, current	22,499	21,263
Deferred revenue	105,342	98,617
Income taxes payable	314,795	64,755
Short-term debt	11,990	11,987

Total current liabilities	$876,541	$602,761
Non-current liabilities:
Deferred revenue	$86,898	$87,307
Deferred income taxes	12,474	13,011
Operating lease liabilities, non-current	115,266	101,880
Other long-term liabilities	6,067	8,347
Long-term debt	719,046	1,164,133
Long-term income taxes payable	60,198	112,910

Total non-current liabilities	$999,949	$1,487,588

Total liabilities	$1,876,490	$2,090,349

STOCKHOLDERS’ EQUITY:
Common stock	$582	$580
Additional paid-in capital	1,586,545	1,570,694
Retained earnings	2,941,336	2,832,991
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(195,973)	(283,982)

Total stockholders’ equity	$2,709,234	$2,497,027

Total liabilities and stockholders’ equity	$4,585,724	$4,587,376

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RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Nine Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net income	$279,405	$443,839
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	120,034	116,341
Amortization of right-of-use assets	25,805	19,524
Stock-based compensation costs	47,032	41,421
Loss attributable to equity method investments	9,895	19,082
(Gain) loss on equity investment	(9,442)	14,519
Restructuring expenses	8,673	—
Changes in fair value of business combination contingent consideration	—	(7)
Changes in operating assets and liabilities:
Accounts receivable, net	(39,899)	(34,140)
Inventories, net	(48,393)	(22,564)
Prepaid expenses, net deferred income taxes and other current assets	(41,036)	(68,724)
Accounts payable, accrued expenses and other	158,119	(57,301)

Net cash provided by operating activities	$510,193	$471,990
Cash flows from investing activities:
Purchases of property, plant and equipment	(74,805)	(77,360)
Patent registration costs	(11,149)	(7,391)
Business acquisitions, net of cash acquired	(30,704)	(27,910)
Purchases of investments	(20,038)	(31,616)
Proceeds / (Payments) on maturity of foreign currency contracts	26,306	(32,177)

Net cash used in investing activities	$(110,390)	$(176,454)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	18,759	26,112
Taxes paid related to net share settlement of equity awards	(49,938)	(45,106)
Payment of business combination contingent consideration	(3,500)	(302)
Proceeds from borrowings, net of borrowing costs	90,000	990,000
Repayment of borrowings	(536,000)	(883,012)
Dividends paid	(169,917)	(168,610)

Net cash used in financing activities	$(650,596)	$(80,918)

Effect of exchange rate changes on cash	$18,272	$(8,885)

Net increase / (decrease) in cash and cash equivalents	(232,521)	205,733
Cash and cash equivalents at beginning of period	463,156	147,128

Cash and cash equivalents at end of period	$230,635	$352,861

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RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” excludes amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Revenue	$768,767	$769,455	$2,320,722	$2,186,669
Add back: Deferred revenue fair value adjustment (A)	—	—	—	2,102

Non-GAAP revenue	$768,767	$769,455	$2,320,722	$2,188,771

GAAP Cost of sales	$321,509	$319,793	$972,319	$918,256
Less: Amortization of acquired intangibles (A)	(10,924)	(12,136)	(34,066)	(37,623)
Less: Restructuring - cost of sales (A)	—	—	(5,232)	—

Non-GAAP cost of sales	$310,585	$307,657	$933,021	$880,633

GAAP gross profit	$447,258	$449,662	$1,348,403	$1,268,413
GAAP gross margin	58.2%	58.4%	58.1%	58.0%
Non-GAAP gross profit	$458,182	$461,798	$1,387,701	$1,308,138
Non-GAAP gross margin	59.6%	60.0%	59.8%	59.8%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
GAAP income from operations	$223,426	$217,500	$662,040	$586,412
Amortization of acquired intangibles - cost of sales (A)	10,924	12,136	34,066	37,623
Amortization of acquired intangibles - operating expenses (A)	7,445	8,272	23,377	21,872
Restructuring - cost of sales (A)	—	—	5,232	—
Restructuring - operating expenses (A)	—	—	8,673	—
Deferred revenue fair value adjustment (A)	—	—	—	2,102
Litigation settlement expenses (A)	—	—	—	(600)

Non-GAAP income from operations	$241,795	$237,908	$733,388	$647,409

RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
GAAP net income (loss)	$(78,481)	$163,137	$279,405	$443,839
Amortization of acquired intangibles - cost of sales, net of tax (A)	8,395	9,287	26,136	28,765
Amortization of acquired intangibles - operating expenses, net of tax (A)	5,721	6,330	17,936	16,723
Reserve for disputed tax position (A)	254,776	—	254,776	—
Restructuring - cost of sales, net of tax (A)	—	—	4,663	—
Restructuring - operating expenses, net of tax (A)	—	—	7,730	—
(Gain) loss on equity investments (A)	—	—	(8,476)	—
Fair value impairment of investment (A)	—	9,100	—	9,100
Deferred revenue fair value adjustment, net of tax (A)	—	—	—	1,610
Litigation settlement expenses, net of tax (A)	—	—	—	(528)

Non-GAAP net income (A)	$190,411	$187,854	$582,170	$499,509

GAAP diluted shares outstanding	145,513	145,680	146,394	145,490
Anti-dilutive shares excluded from GAAP	858	—	—	—

Non-GAAP diluted shares outstanding	146,371	145,680	146,394	145,490

GAAP diluted earnings (loss) per share	$(0.54)	$1.12	$1.91	$3.05
Non-GAAP diluted earnings per share (A)	$1.30	$1.29	$3.98	$3.43

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, reserve for disputed tax positions, restructuring expenses, deferred revenue fair value adjustment, litigation settlement expenses, the (gain) loss on equity investments and the fair value impairment of investment from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Third Quarter 2021 Earnings Press Release – April 29, 2021	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	March 31, 2021 (A)	March 31, 2020 (A)	% Change		Constant Currency (B)
U.S., Canada and Latin America
Devices	$192.9	$196.5	(2	) %
Masks and other	210.0	197.1	7

Total Sleep and Respiratory Care	$402.9	$393.5	2
Software as a Service	93.8	89.6	5

Total	$496.7	$483.1	3

Combined Europe, Asia and other markets
Devices	$172.8	$195.0	(11	) %	(18	) %
Masks and other	99.2	91.3	9		0

Total Sleep and Respiratory Care	$272.1	$286.3	(5)		(13)

Global revenue
Devices	$365.7	$391.5	(7	) %	(10	) %
Masks and other	309.2	288.4	7		4

Total Sleep and Respiratory Care	$674.9	$679.9	(1)		(4)
Software as a Service	93.8	89.6	5		5

Total	$768.8	$769.5	(0)		(3)

	Nine Months Ended
	March 31, 2021 (A)	March 31, 2020 (A)	% Change		Constant Currency (B)
U.S., Canada and Latin America
Devices	$595.3	$586.9	1%
Masks and other	637.5	584.9	9

Total Sleep and Respiratory Care	$1,232.8	$1,171.8	5
Software as a Service	277.8	263.2	6

Total	$1,510.6	$1,435.0	5

Combined Europe, Asia and other markets
Devices	$536.9	$509.3	5%		(1	) %
Masks and other	273.3	242.4	13		6

Total Sleep and Respiratory Care	$810.1	$751.7	8		2

Global revenue
Devices	$1,132.1	$1,096.2	3%		0%
Masks and other	910.8	827.3	10		8

Total Sleep and Respiratory Care	$2,042.9	$1,923.5	6		4
Software as a Service	277.8	263.2	6		6

Total	$2,320.7	$2,186.7	6		4

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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